WARRANT AGENT AGREEMENT

THIS WARRANT AGENT AGREEMENT DATED AS OF APRIL 6, 2010 (THIS “WARRANT AGENT AGREEMENT”) IS BETWEEN TRI-VALLEY CORPORATION, A DELAWARE CORPORATION WITH OFFICES LOCATED AT 4550 CALIFORNIA AVENUE, SUITE 600, BAKERSFIELD, CALIFORNIA 93309 (THE “COMPANY”), AND REGISTRAR AND TRANSFER COMPANY, AS WARRANT AGENT (THE “WARRANT AGENT”).

RECITALS

A.           The Company and certain investors (the “Buyers”) have entered into that certain Securities Purchase Agreement, dated on even date herewith (the “Securities Purchase Agreement”), pursuant to which the Buyers desire to purchaser certain to purchase certain shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) and Warrants (as defined below) pursuant to a currently effective shelf registration statement on Form S-3, which has at least 14,519,232 unallocated shares of Common Stock registered thereunder (Registration Number 333-163442) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

B.           Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms stated herein and in the Securities Purchase Agreement, (i) a warrant to initially acquire up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers attached thereto (the “Series A Warrants”) (as exercised, collectively, the “Series A Warrant Shares”), (ii) a warrant to initially acquire  up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (5) on the Schedule of Buyers attached thereto (the “Series B Warrants”) (as exercised, collectively, the “Series B Warrant Shares”), (iii) a warrant to initially acquire  up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers attached thereto (the “Series C Warrants”) (as exercised, collectively, the “Series C Warrant Shares”) and (iv) a warrant to initially acquire  up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (7) on the Schedule of Buyers attached thereto (the “Series D Warrants”) (as exercised, collectively, the “Series D Warrant Shares”). The Series A Warrants, the Series B Warrants, the Series C Warrants and the Series D Warrants are collectively referred to herein as the “Warrants.” The Series A Warrant Shares, the Series B Warrant Shares, the Series C Warrant Shares and the Series D Warrant Shares are collectively referred to herein as the “Warrant Shares.”

C.           The Company further desires the Warrant Agent to act on behalf of the Company in connection with the issuance, transfer, exchange and exercise of the Warrants and other matters as provided herein and the Warrant Agent is willing to so act.

NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Warrants:

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                                                                                                                                                      ARTICLE I

                                                                                                                    DEFINITIONS AND RULES OF CONSTRUCTION

1.1           Definitions.

“Affiliate” shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; for purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.

“Board of Directors” or “Board” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Holder” means the Person in whose name a Warrant is registered on the Warrant Registrar’s books.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel. Such counsel may be an employee of or counsel to the Company and in any event must be reasonably acceptable to the Warrant Agent.

“Person” means any individual, corporation, limited liability company, limited liability partnership, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“SEC” means the Securities and Exchange Commission.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York.

“Warrant Agent” means Registrar & Transfer Company or any successor person to Registrar & Transfer Company under this Warrant Agent Agreement.

“Warrant Certificates” mean the registered certificates issued by the Company under this Warrant Agent Agreement representing the Warrants.

“Warrant Registrar” has the meaning set forth in Section 2.3.

1.2           Rules of Construction.

Unless the context otherwise requires:

(a)	a defined term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(c)	“or” is not exclusive;

(d)	“including” means including without limitation; and

(e)	words in the singular include the plural and words in the plural include the singular.

ARTICLE II

WARRANT CERTIFICATES

2.1           Form and Dating.

Each Warrant shall initially be issued on the Closing Date (as defined in the Securities Purchase Agreement) in accordance with Section 1 of the Securities Purchase Agreement and will be offered and issued by the Company pursuant to a prospectus supplement dated March __, 2010 to the Company’s base shelf prospectus, which was contained in the Company’s registration statement on Form S-3 and declared effective by the SEC on March 16, 2010. In acting as the transfer agent for the Warrants, the Warrant Registrar shall be entitled to all the rights, privileges and immunities to which the Warrant Agent is entitled in performing such role pursuant to the terms of this Warrant Agent Agreement. The Warrant Certificates for (i) Series A Warrants shall each be in the form of Exhibit A attached hereto, (ii) Series B Warrants shall each be in the form of Exhibit B attached hereto, (iii) Series C Warrants shall each be in the form of Exhibit C attached hereto, and (iv) Series D Warrants shall each be in the form of Exhibit D attached hereto.  The Warrants may only be sold or transferred in accordance with this Warrant Agent Agreement and the Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (but which do not affect the rights, duties or responsibilities of the Warrant Agent, and provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Warrant Certificate shall be dated as of the Closing Date.

2.2           Execution.

One Officer shall sign each Warrant Certificate for the Company by manual or facsimile signature. If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrant Certificate shall be valid nevertheless. A Warrant shall not be valid until an authorized signatory of the Warrant Agent countersigns, by manual or facsimile signature, the Warrant Certificate. The signature shall be solely for the purpose of authenticating the Warrant Certificate and shall be

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conclusive evidence that the Warrant so countersigned has been duly authenticated and issued under this Warrant Agent Agreement.  The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrants, including, without limitation, the Company. Any such appointment shall be evidenced by an instrument signed by the Warrant Agent, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an agent may countersign Warrants whenever the Warrant Agent may do so. Each reference in this Warrant Agent Agreement to countersigning by the Warrant Agent includes countersigning by such countersigning agent. An agent has the same rights as any Warrant Registrar or agent for service of notices and demands.

2.3           Warrant Registrar.

(a)
The Company shall maintain an office or agency where Warrants may be presented for registration of transfer, exchange or exercise (the “Warrant Registrar”). The Warrant Registrar shall keep a register of the Warrants and of their transfer, exchange or exercise. The Company may have one or more co-registrars. The term Warrant Registrar includes any co-registrars. The Company appoints the Warrant Agent as Warrant Registrar in connection with the Warrants.

(b)
The Company shall enter into an appropriate agency agreement with any Warrant Registrar who is not a party to this Warrant Agent Agreement. The agreement shall implement the provisions of this Warrant Agent Agreement that relate to such agent. The Company shall notify the Warrant Agent of the name and address of any such agent. If the Company fails to maintain a Warrant Registrar, the Warrant Agent shall act as such and shall be entitled to appropriate compensation pursuant to Section 3.5 hereof. The Company or any of its domestically organized wholly owned subsidiaries may act as Warrant Registrar.

(c)
The Company may remove any Warrant Registrar upon written notice to such Warrant Registrar and to the Warrant Agent; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Warrant Registrar and delivered to the Warrant Agent or (ii) notification to the Warrant Agent that the Warrant Agent shall serve as Warrant Registrar until the appointment of a successor in accordance with clause (i) above. The Warrant Registrar may resign at any time upon written notice to the Company and the Warrant Agent; provided, however, that the Warrant Agent may resign as Warrant Registrar only if the Warrant Agent also resigns as Warrant Agent in accordance with Section 3.6.

(d)
Until a Warrant Certificate is transferred in the Registry, the Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is registered in the Registry as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

2.4           Holder Lists.

The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Warrant Agent is not the Warrant Registrar, the Company shall furnish, or cause the Warrant Registrar to furnish, to the Warrant Agent, in writing at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of Holders.

(a)	Obligations with Respect to Transfers and Exchanges of Warrants.

(i)
To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual or facsimile signature, Warrant Certificates at the Warrant Registrar’s request.

(ii)
No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessments, or governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges to be registered in the name of the registered Holder effecting the exchange).  The Warrant Agent shall have no duty or obligation under any Section of this Warrant Agent Agreement requiring the payment of taxes, assessments, and/or governmental charges unless and until it is satisfied that all such taxes, assessments, and/or governmental charges have been paid.

(iii)
All Warrant Certificates issued upon any transfer or exchange pursuant to the terms of this Warrant Agent Agreement shall evidence the same terms and shall be entitled to the same benefits under this Warrant Agent Agreement as the Warrant Certificates surrendered upon such transfer or exchange.

(b)	The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Warrant Agent Agreement or under applicable law with respect to any transfer of any interest in any Warrant other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Warrant Agent Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.5           Lost, Stolen, Destroyed, Defaced or Mutilated Warrant Certificate.

If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant claims that the Warrant Certificate has been lost, destroyed, stolen or defaced, the Company shall issue and the Warrant Agent shall countersign, by either manual or facsimile signature, a replacement Warrant Certificate of like tenor and representing an equivalent number of Warrants, if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) notifies the Company or the Warrant Agent within a reasonable time after such Holder has notice of such loss, destruction or theft and the Warrant Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Warrant Agent prior to the Warrant being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Warrant Agent.  If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant is replaced. The Warrant Agent may charge the Company for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate is an additional obligation of the Company. The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or wrongfully taken Warrants.

2.6           Outstanding Warrants.

Warrants outstanding at any time are all Warrant Certificates executed by the Company and countersigned by the Warrant Agent except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.6 as not outstanding. A Warrant does not cease to be outstanding because an Affiliate of the Company holds the Warrant. A Warrant ceases to be outstanding if the Company holds the Warrant. If a Warrant Certificate is replaced pursuant to Section 2.5, it ceases to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a protected purchaser.

2.7           Temporary Warrants.

Until Warrant Certificates are ready for delivery, the Company may prepare and the Warrant Agent shall countersign, by either manual or facsimile signature, temporary Warrant Certificates (the “Temporary Warrant Certificates”). Temporary Warrant Certificates shall be substantially in the form of Warrant Certificates but may have variations that the Company considers appropriate for temporary Warrants. Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign, by either manual or facsimile signature, Warrant Certificates and deliver them in exchange for Temporary Warrant Certificates upon surrender of such Temporary Warrant Certificates at the office or agency of the Company, without charge to the Holder.

2.8           Cancellation.

The Company at any time may deliver Warrant Certificates to the Warrant Agent for cancellation. The Warrant Agent and no one else shall cancel all Warrant Certificates surrendered for registration of transfer, exchange, replacement, exercise or cancellation and shall dispose of canceled Warrant Certificates in accordance with its customary procedures or deliver canceled Warrant Certificates to the Company pursuant to written direction by an Officer. The Company may not issue new Warrant Certificates to replace Warrant Certificates that have been exercised or Warrants which the Company has purchased or otherwise acquired. The Warrant Agent shall not countersign Warrant Certificates to replace canceled Warrant Certificates other than pursuant to the terms of this Warrant Agent Agreement.

2.9           CUSIP Numbers.

The Company may use “CUSIP” numbers (if then generally in use) in issuing the Warrants and, if so, the Warrant Agent shall also use “CUSIP” numbers in notices to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates, and any such notice shall not be affected by any defect in or omission of such numbers.

2.10           Exercise Terms.  Each Warrant may be exercised in accordance with the terms of the applicable Warrant Certificates.  The Warrant Agent may rely exclusively on any Exercise Notice (as defined in the Warrant Certificate) delivered to the Warrant Agent by the Company to determine that a Warrant has been duly exercised by a holder thereof.

ARTICLE III

WARRANT AGENT

3.1           Appointment of Warrant Agent.

The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the express provisions of this Warrant Agent Agreement (and no implied terms) and the Warrant Agent hereby accepts such appointment.  The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Warrant Agent Agreement, except for its own gross negligence, willful misconduct or bad faith (each as determined by a final, non-appealable judgment of a court of competent jurisdiction).  The Warrant Agent shall act solely as agent for the Company, and its duties shall be determined solely by the provisions hereof.  The Warrant Agent shall not be liable for any error of judgment made by it, unless it shall be proved that the Warrant Agent was grossly negligent in ascertaining the pertinent facts.

3.2           Rights and Duties of Warrant Agent.

(a)
Agent for the Company. In acting under this Warrant Agent Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

(b)
Counsel. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company) (and may require an Opinion of Counsel before it acts or refrains from acting), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in accordance with the advice of such counsel.

(c)
Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been presented or signed by the proper parties, and shall have no duty to inquire into or investigate the validity, accuracy or content thereof.  The Warrant Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Warrant Agent and conforming to the requirements of this Warrant Agent Agreement.  The Warrant Agent shall not take any instructions or directions except those given in accordance with this Warrant Agent Agreement.

(d)
No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein, and no implied duties or obligations of the Warrant Agent shall be read into this Warrant Agent Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may involve it in any expense or liability the payment of which within a reasonable time is not, in its opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Warrant Agent Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company. Without limiting the foregoing, unless otherwise expressly provided in this Warrant Agent Agreement, the Warrant Agent shall not be subject to, nor be required to comply with, or determine if any person or entity has complied with, the Warrant Certificate or any other agreement between or among the parties hereto, even though reference thereto may be made in this Warrant Agent Agreement, or to comply with any notice, instruction, direction, request or other communication, paper or document other than as expressly set forth in this Warrant Agent Agreement.

(e)
Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of Warrant Shares issuable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment to the Exercise Price, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Warrant Shares or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment to the Exercise Price, or to comply with the terms of the Warrant Certificate or this Warrant Agent Agreement.  The number of Warrant Shares to be issued on a Cashless Exercise (as defined in the Warrants) will be determined by the Company (with written notice thereof to the Warrant Agent) using the formula set forth in the Warrant.  The Warrant Agent shall have no duty or obligation to investigate or confirm whether the Company’s determination of the number of Warrant Shares to be issued on such exercise is accurate or correct.

(f)
May Act Through Agents. The Warrant Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Warrant Agent shall not be responsible for any loss or expense arising out of, or in connection with, the actions, omissions, misconduct or negligence on the part of any agent or attorney, so long as the

Warrant Agent acts without gross negligence, willful misconduct or bad faith (as each is determined by a final, non-appealable judgment of a court of competent jurisdiction) in connection with the selection of such agents or attorneys.  In accordance with this Section 3.2(f), the Warrant Agent hereby appoints the Company, and the Company hereby accepts such appointment, to act as the agent of the Warrant Agent with respect to the preparation and delivery of any Warrant Certificate issuable hereunder.  The Warrant Agent shall not be responsible for any failure of the Company in its performance of such duties with respect to any Warrant Certificate.

(g)
No Liability for Interest. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Warrant Agent Agreement nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Warrant Agent shall not be responsible for advancing funds on behalf of the Company.

(h)
Not Accountable for Application of Proceeds. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of any proceeds of the issuance of any Warrants.

(i)
Not Liable for Special, Indirect or Consequential Loss or Damage. Notwithstanding anything in this Warrant Agent Agreement to the contrary, in no event will the Warrant Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.  Any liability of the Warrant Agent under this Warrant Agent Agreement shall be limited to the amount of annual fees paid by the Company to the Warrant Agent.

(j)
Force Majeure. In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Warrant Agent Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(k)	No Risk of Funds. No provision of this Warrant Agent Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights.

(l)
Whenever in the performance of its duties under this Warrant Agent Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by any authorized officer and delivered to the Warrant Agent; and such certificate will be full authorization to the Warrant Agent for any action taken, suffered or omitted by it under the provisions of this Warrant Agent Agreement in reliance upon such certificate.  The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the authorized officers, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer.

(m)
The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Warrant Agent Agreement.

(n)
The Warrant Agent will not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Warrant Certificates.

(o)
In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company or any Holder or other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.  The provisions of this Section 3.2 shall survive the termination of this Warrant Agent Agreement and the resignation or removal of the Warrant Agent.

3.3           Individual Rights of Warrant Agent.

The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Warrant Agent Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

3.4           Warrant Agent’s Disclaimer.

The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Warrant Agent Agreement or the Warrant Certificates and it shall not be responsible for any statement of fact or recitals of the Company in this Warrant Agent Agreement or the Warrant Certificates other than the Warrant Agent’s countersignature, or be required to verify the same, and all such statements and recitals are and will be deemed to have been made by the Company only.  The Warrant Agent will not be under any responsibility or liability in respect of the validity of this Warrant Agent Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except the due countersignature thereof by the Warrant Agent); nor will it be responsible or liable for any breach by the Company of any covenant or condition contained in this Warrant Agent Agreement or in any Warrant Certificate; nor will it be responsible or liable for any adjustment required under the provisions hereof or responsible for the manner, method or amount of any adjustment or the ascertaining of the existence of facts that would require any adjustment (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual written notice of any adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Warrant Agent Agreement or any Warrant Certificate or as to whether any shares of stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

3.5           Compensation and Indemnity.

The Company agrees to pay to the Warrant Agent from time to time such compensation for its services as shall be agreed to in writing from time to time by the Company and the Warrant Agent. The Company shall reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses, including costs of collection, in addition to the compensation for its services, incurred by the Warrant Agent in connection with the preparation, delivery, administration, execution and amendment of this Warrant Agent Agreement and the exercise and performance of its duties hereunder. Such expenses shall include the reasonable compensation, expenses, disbursements and advances of the Warrant Agent’s agents and counsel. The Company shall indemnify the Warrant Agent, its officers, directors, agents and counsel, and any predecessor Warrant Agent against, and hold it harmless from, any and all loss, liability, suit, action, proceeding, judgment, settlement, cost, claim, damage or expense (including reasonable agents’ and attorneys’ fees and expenses), including taxes (other than taxes based upon, measured by, or determined by the income of the Warrant Agent) incurred by it without gross negligence, willful misconduct or bad faith (as each is determined by a final, nonappealable judgment of a court of competent jurisdiction) for any action taken, suffered or omitted by the

Warrant Agent in connection with the acceptance and administration of this Warrant Agent Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity promptly upon obtaining actual notice thereof; provided, however, that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder. The Company shall defend the claim and the Warrant Agent shall provide reasonable cooperation at the Company’s expense in the defense. The Warrant Agent may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes the Warrant Agent’s defense and, in the Warrant Agent’s reasonable judgment based upon the advice of counsel, there is no conflict of interest between the Company and the Warrant Agent in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Warrant Agent through the Warrant Agent’s own willful misconduct, gross negligence or bad faith (as each is determined by a final, non-appealable judgment of a court of competent jurisdiction). The Company’s payment obligations pursuant to this Section 3.5 shall survive the termination of this Warrant Agent Agreement and the resignation or removal of the Warrant Agent.  To secure the Company’s payment obligations under this Warrant Agent Agreement, the Warrant Agent shall have a lien prior to the Holders on all money or property held or collected by the Warrant Agent.  The Warrant Agent shall not be obligated to take any action which it believes would expose it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

3.6           Successor Warrant Agent.

(a)
The Company To Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall be a Warrant Agent at all times until all of the Warrants have been exercised or are no longer exercisable.

(b)
Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 30 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Any removal under this Section 3.6(b) shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.  The obligations of the Company under Sections 3.2, 3.3, 3.4 and 3.5 shall continue to the extent set forth herein notwithstanding the resignation or removal of the Warrant Agent.

(c)
The Company To Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

(d)
Successor To Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e)
Successor by Merger. If the Warrant Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another entity or banking association, the resulting, surviving or transferee entity without any further act shall be the successor Warrant Agent without the execution or filing of any paper or any further act on the part of any of the parties hereto, including, without limitation any successor to the Warrant Agent first named above. In case at the time such successor or successors by merger, conversion or consolidation to the Warrant Agent shall succeed to the agency created by this Warrant Agent Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of any predecessor Warrant Agent, and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of any predecessor hereunder or in the name of the successor to the Warrant Agent.

(f)	In the event that the Company has not appointed a successor Warrant Agent within 60 days of the Warrant Agent’s removal, the Company shall be the successor Warrant Agent.

ARTICLE IV

MISCELLANEOUS

4.1           Persons Benefiting.

Nothing in this Warrant Agent Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Warrant Agent Agreement or any part hereof.

4.2           Rights of Holders.

Except as set forth herein or in the Warrant Certificates, holders of unexercised Warrants are not entitled to (i) receive dividends or other distributions, (ii) receive notice of or vote at any meeting of the stockholders, (iii) consent to any action of the stockholders, (iv) receive notice of any other proceedings of the Company, (v) exercise any preemptive right or (vi) exercise any other rights whatsoever as stockholders of the Company. Nothing in this Warrant Certificate shall be construed to give the Holders any rights as a holder of Warrant Shares until such time, if any, as the Warrants evidenced by the Warrant Certificates are exercised in accordance with the provisions of this Warrant Agent Agreement and the Warrant Certificates.

4.3           Amendment, Waiver, Modification, Etc.

Any term or terms of this Warrant Agent Agreement and the Warrant Certificates may be amended and the observance of any term of this Warrant Agent Agreement and the Warrant Certificates may be waived (either generally or in a particular instance and either retroactively or prospectively), as set forth in the Warrant Certificates. Any waiver, amendment or modification effected in accordance with this Section 4.3 shall be binding upon each Holder of Warrants at the time outstanding and the Company.  The Warrant Agent shall have no duty to determine whether any such amendment would have an effect on the rights or interests of the holders of the Warrants.  The Warrant Agent may, but shall not be obligated to, execute any amendment or supplement which affects the rights or changes or increases the duties or obligations of the Warrant Agent.

4.4           Notices.

All notices, demands and other communications provided for or permitted hereunder shall be made in accordance with Section 9(f) of the Securities Purchase Agreement.

4.5           Governing Law; Waiver of Jury Trial.

THIS WARRANT AGENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE CORPORATION AND THE WARRANT AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT AGENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.6           Successors.

The terms of this Warrant Agent Agreement and the Warrant Certificates shall be binding upon and shall inure to the benefit of the respective successors or permitted assigns of the Company, the Warrant Agent and the Holders. Nothing in this Warrant Agent Agreement and the Warrant Certificates shall be construed to give to any Person other than the Company, the

Warrant Agent or the Holders any legal or equitable right, remedy or claim under this Warrant Agent Agreement and the Warrant Certificates, and this Warrant Agent Agreement and the Warrant Certificates shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders.

4.7           Counterparts.

This Warrant Agent Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

4.8           Headings.

The headings of the Articles and Sections of this Warrant Agent Agreement and the Warrant Certificates have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

4.9           Severability.

The provisions of this Warrant Agent Agreement and the Warrant Certificates are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Warrant Agent Agreement and the Warrant Certificates in any jurisdiction.

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IN WITNESS WHEREOF, the parties have caused this Warrant Agent Agreement to be duly executed as of the date first written above.

COMPANY:
TRI-VALLEY CORPORATION By: Name: Title:

IN WITNESS WHEREOF, the parties have caused this Warrant Agent Agreement to be duly executed as of the date first written above.

WARRANT AGENT:
REGISTRAR AND TRANSFER COMPANY, as Warrant Agent By: Name: Title: